EXHIBIT 4.5
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR EXEMPTIONS FROM REGISTRATION ARE AVAILABLE THEREUNDER, SUCH EXEMPTIONS TO BE EVIDENCED BY DELIVERY OF AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES REPRESENTED HEREBY, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, TO THE EFFECT THAT THE RELEVANT TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.
THE TRANSFER AND ENCUMBRANCE OF THE SECURITIES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS HEREOF.
Scrittura, Inc.
Non-Qualified Stock Option Agreement
[DATE]

Optionee:	[___]

Number of shares of
Series D Preferred Stock subject
to this Agreement:	[___]
     Pursuant to the Scrittura 2005 Stock Option Plan (as the same may be amended from time to time, the “Plan”), the Compensation Committee (the “Compensation Committee”) of Scrittura, Inc., a Delaware corporation (the “Corporation”), hereby grants to you (effective as of the date set forth in Section 1) an option (the “Option”) to purchase up to the aggregate number of shares of the Series D Preferred Stock, par value US$0.001 per share, of the Corporation (the “Series D Preferred Stock”) set forth above, as the same may be adjusted pursuant to Section 8 (the “Option Shares”). The Option is not intended to constitute, and shall not be treated at any time by you or the Corporation as, an “incentive stock option”, as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The terms and conditions of the Option are set forth below.
     1. Date of Grant. The Option is granted to you as of [DATE OF GRANT] (the “Grant Date”).

     2. Termination of Option. (a) Subject to Section 2(b), your right to exercise the Option (and to purchase the Option Shares) shall begin on the Grant Date, and shall expire and terminate on the earlier of (i) the tenth anniversary of the Grant Date, or (ii) in the event that the continuous period during which you are employed by and/or are engaged in another service relationship with, the Corporation or any Affiliate (as defined in the Plan) (the “Service Relationship”), is terminated, the date provided in Section 6 (the “Option Period”).
     (b) Provided that the Service Relationship continues uninterrupted as of the relevant date(s) set forth below, you shall become entitled to exercise the Option for the corresponding additional number of Option Shares set forth below:

Number of Option Shares as to which
Vesting Date	Option Exercisable
Six months after the Grant Date	[25% OF TOTAL]
On the last day of each calendar month thereafter	[EQUAL 1/18 OF REMAINDER]
     ; provided, that, subject to adjustment pursuant to Section 8, the maximum number of Option Shares as to which the Option is exercisable (including by means of acceleration of vesting), plus the number of Option Shares as to which the Option has previously been exercised, expired or terminated, if any, shall not exceed [TOTAL NO. OF SHARES]. Notwithstanding the vesting schedule as set forth above and any other time period as provided for in the Plan or this Non-Qualified Stock Option Agreement (including the periods provided for in this Section 6 and any similar section of the Plan), with respect to each vesting date you shall be required to exercise such portion of the Option that vested on the vesting date by the last day of the calendar year in which the vesting date occurs, unless additional time is permitted by the Compensation Committee consistent with Section 409A of the Code. In the event you do not so exercise the vested portion of the Option within such calendar year (or such longer period as permitted by the Compensation Committee consistent with Section 409A of the Code), the vested portion of the Option shall automatically terminate and be forfeited to the Corporation.
     3. Option Price. The purchase price to be paid upon the exercise of the Option shall be US$3.64 per Option Share, which purchase price is subject to adjustment as provided in Section 8 (the “Option Price”).
     4. Exercise of Option; Registration. The Option may be exercised in whole, or in part one or more times, during the Option Period to the extent (a) vested pursuant to Section 2(b), and (b) not previously exercised, expired or terminated. To exercise the Option, you must execute and deliver a copy of the attached Option Exercise Form to the Corporation at the address indicated on the form, which Option Exercise Form shall specify the number of Option Shares then being purchased, and be accompanied by payment of the aggregate Option Price for the number of Option Shares then being purchased. As a condition to exercising the Option, you must also execute and deliver to the Corporation such additional documents, instruments or agreements as the Corporation may require, including, without limitation, a counterpart copy of any stockholders agreement among the Corporation and any of its stockholders, as may be amended from time to time (if you or your permitted successor or assign is not then a party thereto), which may, among other things, impose certain voting and transferability restrictions on you and the securities of the Corporation owned or held by you (including, without limitation, the Option Shares). You may pay the Option Price by tendering or causing to be tendered to the Corporation cash (by wire transfer or certified or official bank checks), through a broker-assisted exercise, if available, or other property or transactions acceptable to the Compensation Committee. The shares issuable upon exercise of the Option shall be registered in accordance with Section 6 of the Plan.
     5. Transferability of Option. Except as otherwise permitted in accordance with Section 16, the Option may not be transferred by you (other than by will or the laws of descent and distribution) or encumbered by you, and may be exercised during your lifetime only by you.
     6. Termination of Service Relationship.
     (a) In the event that you terminate your Service Relationship for any reason or the Corporation or any Affiliate (as the case may be) terminates your Service Relationship for any reason other than for Cause (as defined in the Plan), the Option may only be exercised within three (3) months of such termination, and only to the same extent that you had been entitled to exercise the Option on the date of such termination.
     (b) In the event that the Service Relationship is terminated (i) by the Corporation or an Affiliate for Cause or (iii) upon the breach by the Optionee of the terms of any agreement with, or for the benefit of, the Corporation or an Affiliate relating to (A) the confidentiality of confidential or proprietary information of the Corporation or an Affiliate, (B) any covenant or agreement not to compete with the Corporation or an Affiliate, (C) any covenant or agreement not to solicit, contract with or hire the Corporation’s or an Affiliate’s directors, officers, employees, consultants, suppliers, vendors and/or customers, (D) the non-disparagement of the Corporation or an Affiliate or (E) the ownership and/or assignment of intellectual property and proprietary information, the Option terminates on the date of termination and you may not exercise any portion of the Option whether vested or unvested.
     (c) In the event of your death or Disability (as defined in the Plan) (or you die within three (3) months after the termination of your Service Relationship other than for Cause or because of Disability), the Option may only be exercised within twelve (12) months of such termination, and only to the same extent that you had been entitled to exercise the Option on the date of such termination. In the event of your death, the Option may be exercised by the executor(s) or administrator(s) of your estate or by any person or entity who or which may have acquired the Option through bequest or inheritance or distribution.
     (d) Notwithstanding any provision contained in this Section 6 to the contrary, in no event may the Option be exercised to any extent, by any person or entity, after the tenth anniversary of the Grant Date or as provided in Section 2(b).

     7. Representations; Legends.
     (a) You represent, warrant and acknowledge to, and agree with, the Corporation that you are acquiring the Option, and upon exercise of the Option, you shall be acquiring the Option Shares, for your own account for the purpose of investment only, and not with a view to, or for sale in connection with, any distribution thereof, and that you are not relying on the value of this Option as current compensation. You understand that: (i) neither the Option nor the Option Shares have been registered under applicable federal or state securities laws by reason of their issuance in a transaction exempt from the registration requirements; (ii) the Option and the Option Shares must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act of 1933, or the proposed transfer thereof is exempt from such registration; (iii) the future value of the Corporation is highly speculative and you may lose your entire investment in the Option and the Option Shares; (iv) the past performance or experience of the Corporation, the Corporation’s officers, directors, agents, or employees, will not in any way indicate or predict the results of the ownership of Option Shares or of the Corporation’s activities and (v) with respect to tax and other legal and economic considerations involved in the acquisition of the Option and the Option Shares, you have not relied on the Corporation, any Affiliate or any agent or representative of any thereof; (vi) you have carefully considered and have, to the extent you believe such discussion necessary, discussed with your own professional legal, tax, accounting, and financial advisers the suitability of the Option and the Option Shares for your particular tax, legal and financial situation and you have determined that the Option and the Option Shares are a suitable investment for you; (vii) you or your professional legal, tax, accounting, financial adviser(s) or purchaser representative(s), as the case may be, have such knowledge and experience in financial, tax, legal, and business matters so as to enable you to evaluate the merits and risks of an investment in the Option and the Option Shares and to make an informed investment decision with respect thereto; and (viii) you and/or your professional legal, tax, accounting, financial adviser(s) or purchaser representative(s), as the case may be, have received all information regarding the Option, the Option Shares and the Corporation as you and/or they have requested from the Corporation.
     (b) The stock certificates for any Option Shares issued to you shall bear a legend substantially to the following effect (along with such other legends as may be required or appropriate) and you hereby agree to comply in all respects with the restrictions described therein:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR OTHER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR EXEMPTIONS FROM REGISTRATION ARE AVAILABLE THEREUNDER, SUCH EXEMPTIONS TO BE EVIDENCED BY DELIVERY OF AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES REPRESENTED HEREBY WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT THE RELEVANT TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND OTHER

APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”
     (c) You further represent and warrant to the Corporation that you understand the federal, state and local income tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. It is understood and agreed that all matters with respect to the total amount of taxes to be withheld or declared in respect of the grant or any exercise of the Option shall be determined by the Compensation Committee in its sole discretion.
     8. Adjustments; Reorganization, Reclassification, Consolidation, Merger or Sale.
     (a) In the event that, after the date hereof, the outstanding shares of the Corporation’s Series D Preferred Stock are increased or decreased or changed into a different number of shares of stock or other securities of the Corporation through recapitalization, reclassification, stock split, combination of shares or declaration of any dividends on Series D Preferred Stock payable in Series D Preferred Stock, the Compensation Committee shall appropriately adjust the number of shares of Series D Preferred Stock and/or the Option Price subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustment(s) shall be effective and binding for all purposes of this Agreement and the Plan, subject in all cases to the limitations of Section 424 of the Code.
     (b) Except as otherwise provided in Section 8(a), in the event of (a) a dissolution or liquidation of the Corporation, (b) a merger or consolidation in which the Corporation is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Corporation in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Corporation or their relative stock holdings and the Options granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Optionees), (c) a merger in which the Corporation is the surviving corporation but after which the stockholders of the Corporation immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Corporation in such merger) cease to own their shares or other equity interest in the Corporation, (d) the sale of substantially all of the assets of the Corporation, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Corporation by tender offer or similar transaction, any or all outstanding Options may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Optionees. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to Optionees as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding shares of the Corporation held by the Optionees, substantially similar shares or other property. In the event such successor corporation (if any) refuses to assume or substitute Options, as provided above, pursuant to a transaction described in this Subsection 8(b), such Options will expire on such transaction at such time and on such conditions as the Compensation Committee will determine.

     9. Continuation of Service Relationship. Neither the Plan nor anything in this Agreement confers upon you any right to continue your Service Relationship with the Corporation or any Affiliate, nor limits in any respect the right of the Corporation or any Affiliate to terminate your Service Relationship, at any time.
     10. No Rights as Stockholder. You shall not possess any rights as a stockholder with respect to any Option Shares prior to the date of issuance to you of such Option Shares.
     11. Plan. You hereby acknowledge receipt of a copy of the Plan and agree to be bound by all the terms and provisions thereof. In the event of any conflict between the mandatory or non-waivable terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.
     12. Notice. All notices or any other communications hereunder shall be in writing and delivered personally or by registered or certified mail (return receipt requested) or overnight courier, addressed, if to the Corporation, to Scrittura, Inc., 18 East 41st Street, 17th Floor, New York, New York 10017; Attention: Secretary, and if to you, at the address set forth on the signature page hereto, subject to the right of either party to designate at any time hereafter in writing some other address.
     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to its conflicts of laws principles). If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.
     14. Miscellaneous. None of this Agreement, including the Option, or any of your rights or obligations hereunder, may be transferred, assigned or encumbered by you without the prior written consent of the Corporation, which may be withheld in its sole discretion. Except as otherwise provided herein, this Agreement is for the sole benefit of the parties hereto and not for the benefit of any other party. Except as otherwise provided herein or in the Plan, no modification, amendment or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same instrument. This Agreement, together with the Plan, represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties hereto with respect to such matters.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     Please acknowledge your review and agreement to the foregoing terms and conditions by signing this Agreement in the space provided below and returning it promptly to the Secretary of the Corporation.

Scrittura, Inc.
By:
Name:
Title:

Acknowledged and Agreed:
Name of Optionee: [______________]
Signature:
Address:

Scrittura, Inc.
2005 Stock Option Plan
Option Exercise Form
     I, ___, a participant under the Scrittura 2005 Stock Option Plan (the “Plan”), do hereby exercise the right to purchase ___shares of Series D Preferred Stock, par value US$0.001 per share, of Scrittura, Inc., pursuant to the Option granted to me on ___, under the Plan.
     Enclosed herewith is US$___, an amount equal to the total exercise price for the shares of the Series D Preferred Stock being purchased pursuant to this Option Exercise Form.
Date:
Name:
Signature:
     Send a completed copy of this Option Exercise form to:
Scrittura, Inc.
18 East 41st Street,
17th Floor
New York, New York 10017
Attention: Secretary
Telecopy: (646) 935-8338